EXHIBIT 2.5

SUPPLEMENTAL INDENTURE

This Supplemental Indenture (this "Supplemental Indenture"), dated as of January 23, 2013, is entered into among DRILL RIGS HOLDINGS INC., a Marshall Islands corporation (the "Company"), OCEAN RIG UDW INC., a Marshall Islands corporation ("Parent"), as a Guarantor (as defined in the Indenture referred to herein), the other Guarantors and U.S. BANK NATIONAL ASSOCIATION, a national banking association, as trustee under the Indenture referred to below (the "Trustee").

W I T N E S S E T H

WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture (the "Indenture"), dated as of September 20, 2012, providing for the issuance of 6.50% Senior Secured Notes due 2017 (the "Notes");

WHEREAS, Section 9.01 ("Without Consent of Holders") of the Indenture provides, among other things, that the Company, the Guarantors, the Trustee and, if any amendment relates to any Collateral Agreement, the Noteholder Collateral Agent may amend or supplement the Indenture, the Notes, the Note Guarantees and any of the Collateral Agreements without the consent of any Holder to cure any ambiguity, defect or inconsistency or to conform the text of the Indenture, the Collateral Agreements, the Notes or the Note Guarantees to any provision of the "Description of Notes" as described in the Offering Memorandum to the extent that such provision in the "Description of Notes" was intended to be set forth, verbatim or in substance, in a provision of the Indenture, the Collateral Agreements, the Notes or the Note Guarantees, which intent shall be evidenced by an Officers' Certificate to that effect;

WHEREAS, the Company desires to execute and deliver an amendment to the Indenture for the purposes of curing a defect in the definition of "Asset Sale" in Section 1.01 of Article I of the Indenture and conforming the definition of "Asset Sale" in Section 1.01 of Article I of the Indenture to the definition of "Asset Sale" in the "Description of Notes" as described in the Offering Memorandum;

WHEREAS, the execution and delivery of this Supplemental Indenture has been duly authorized by the Company and the Guarantors and all conditions and requirements necessary to make this Supplemental Indenture a valid and binding agreement of the Company and the Guarantors have been duly performed and complied with; and

WHEREAS, pursuant to Section 9.01 ("Without Consent of Holders") of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company, the Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

ARTICLE I

Definitions

SECTION 1.01  Defined Terms.  As used in this Supplemental Indenture, terms defined in the Indenture or in the preamble or recital hereto are used herein as therein defined. The words "herein," "hereof" and "hereby" and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.

ARTICLE II

Amendment to Indenture

SECTION 2.01     Amendment of Section 1.01 of Article I.  Subsection (7) of the second paragraph of the definition of "Asset Sale" in Section 1.01 of Article I of the Indenture is hereby deleted in its entirety and replaced with the following:

(7)           a Restricted Payment that does not violate Section 4.07 ("Restricted Payments") of the Indenture or a Permitted Investment; and

ARTICLE III

Effectiveness

SECTION 3.01   Effectiveness. This Supplemental Indenture shall become effective and binding on the Company, the Guarantors, the Trustee, the Noteholder Collateral Agent and the Holders, and the amendment set forth in Article II of this Supplemental Indenture shall become operative, upon execution and delivery of this Supplemental Indenture by the parties hereto.

ARTICLE IV

Miscellaneous

SECTION 4.01    Indenture.  Except as expressly amended hereby, all the terms, conditions and provisions of the Indenture shall remain in full force and effect.

SECTION 4.02    Construction of Supplemental Indenture.  This Supplemental Indenture is executed as and shall constitute an indenture supplemental to the Indenture. This Supplemental Indenture shall be construed in connection with and shall form a part of the Indenture for all purposes, and every Holder heretofore or hereafter authenticated and delivered shall be bound hereby.

SECTION 4.03   No Recourse Against Others.  No director, officer, employee, incorporator or stockholder of the Company or any Guarantor, as such, will have any liability for any obligations of the Company or the Guarantors under the Notes, the Indenture or the Note Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation.  Each Holder by accepting a Note waives and releases all such liability.  The waiver and release are part of the consideration for issuance of the Notes.  The waiver may not be effective to waive liabilities under Federal securities laws.

SECTION 4.04    Parties.  Nothing expressed or mentioned herein is intended or shall be construed to give any Person, firm or corporation, other than the Holders and the Trustee, any legal or equitable right, remedy or claim under or in respect of this Supplemental Indenture or the Indenture or any provision herein or therein contained.

SECTION 4.05    Governing Law.  This Supplemental Indenture and the rights and duties of the parties hereunder shall be governed by, and construed in accordance with, the laws of the State of New York.

SECTION 4.06    Successors.  All agreements of the Company in this Supplemental Indenture shall bind its successors.  All agreements of the Trustee in this Supplemental Indenture shall bind its successors.  All agreements of each Guarantor in this Supplemental Indenture shall bind its successors, except as otherwise provided in the Indenture.

SECTION 4.07    Severability.  In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and such provision shall be ineffective only to the extent of such invalidity, illegality or unenforceability.

SECTION 4.08    Counterparts.  The parties hereto may sign any number of copies of this Supplemental Indenture.  Each signed copy shall be an original, but all of them together represent the same agreement.

SECTION 4.09   Effect of Headings.  The headings of the Articles and the Sections in this Supplemental Indenture are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.

SECTION 4.10   The Trustee.  The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Company and the Guarantors.

[Signature page follows]

IN WITNESS WHEREOF the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

DRILL RIGS HOLDINGS INC., as the Company

by
/s/ Ziad Nakhleh
Name: Ziad Nakhleh Title: Attorney-in-fact

OCEAN RIG UDW INC., as Parent and as a Guarantor

by
/s/ Ziad Nakhleh
Name: Ziad Nakhleh Title: Attorney-in-fact

OCEAN RIG 1 INC., as Guarantor

by
/s/ Ziad Nakhleh
Name: Ziad Nakhleh Title: Attorney-in-fact

OCEAN RIG 2 INC., as Guarantor

by
/s/ Ziad Nakhleh
Name: Ziad Nakhleh Title: Attorney-in-fact

OCEAN RIG 1 SHAREHOLDERS INC., as Guarantor

by
/s/ Ziad Nakhleh
Name: Ziad Nakhleh Title: Attorney-in-fact

OCEAN RIG 2 SHAREHOLDERS INC., as Guarantor

by
/s/ Ziad Nakhleh
Name: Ziad Nakhleh Title: Attorney-in-fact

OCEAN RIG 1 GREENLAND OPERATIONS INC., as Guarantor

by
/s/ Ziad Nakhleh
Name: Ziad Nakhleh Title: Attorney-in-fact

OCEAN RIG FALKLAND OPERATIONS INC., as Guarantor

by
/s/ Ziad Nakhleh
Name: Ziad Nakhleh Title: Attorney-in-fact

DRILL RIGS OPERATIONS INC., as Guarantor

by
/s/ Ziad Nakhleh
Name: Ziad Nakhleh Title: Attorney-in-fact

OCEAN RIG EG OPERATIONS INC., as Guarantor

by
/s/ Ziad Nakhleh
Name: Ziad Nakhleh Title: Attorney-in-fact

OCEAN RIG NORWAY OPERATIONS INC., as Guarantor

by
/s/ Ziad Nakhleh
Name: Ziad Nakhleh Title: Attorney-in-fact

U.S. BANK NATIONAL ASSOCIATION, as Trustee

by
/s/ John J. Doherty
Name: John J. Doherty Title: Vice President